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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-13203, 333-61705, 333-71814, 333-92973, and 333-98633 of Unify Corporation (Company) on Form S-8 of our report dated May 23, 2002, related to the consolidated financial statements and financial statement schedule for the year ended April 30, 2002 (which report expresses an unqualified opinion and contains an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Unify Corporation for the year ended April 30, 2004.

DELOITTE & TOUCHE LLP

San Jose, California
July 19, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM